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                                                                    EXHIBIT 21.1

                             SIFCO INDUSTRIES, INC.
                           SUBSIDIARIES OF THE COMPANY
                               SEPTEMBER 30, 2002

                                                   State of Jurisdiction
            Subsidiary                               of Incorporation
            ----------                               ----------------
SIFCO Custom Machining Company                            Minnesota
SIFCO Exports, Limited                                    Ireland
SIFCO Holdings, Inc.                                      Delaware
SIFCO Irish Holdings, Limited                             Ireland
SIFCO Research and Development, Limited                   Ireland
SIFCO Selective Plating France, SARL                      France
SIFCO Selective Plating (UK), Limited                     United Kingdom
SIFCO Turbine Components Limited                          Ireland

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